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Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL
FINANCIAL OFFICER REGARDING FACTS AND
CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

        I, Glenn Schaeffer, state and attest that:

(1)
To the best of my knowledge, based upon a review of the covered reports of Mandalay Resort Group, and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)
I have reviewed the contents of this statement with Mandalay Resort Group's audit committee.

(3)
In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

•
The Annual Report on Form 10-K for the fiscal year ended January 31, 2002 filed with the Commission of Mandalay Resort Group;

•
all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Mandalay Resort Group filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•
any amendments to any of the foregoing.

/s/ GLENN SCHAEFFER Glenn Schaeffer President, Chief Financial Officer and Treasurer September 9, 2002	Subscribed and sworn to before me this 9th day of September, 2002. /s/ VITORIA T. FERRARO Notary Public My Commission Expires January 6, 2005

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STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS